EXHIBIT 10.1

AVANGRID, INC.

AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN
PHANTOM SHARE UNIT GRANT NOTICE
Avangrid, Inc., a New York corporation (the "Company"), pursuant to its Amended and Restated Omnibus Incentive Plan, as amended from time to time (the "Plan"), hereby grants to the holder listed below ("Participant") the number of Phantom Share Units (the "Units") set forth below. The Units are subject to the terms and conditions set forth in this Phantom Share Unit Grant Notice (the "Grant Notice") and the Phantom Share Unit Agreement attached hereto as Exhibit A (the "Agreement") and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.
Participant:
Grant Date:
Number of Units:
Vesting Schedule:    The Units shall vest in four equal installments on [__________], [__________], [__________], and [__________], respectively, and will be settled in a cash amount equal to the number of Units multiplied by the Fair Market Value of the Company’s common shares on the respective vesting dates, provided that the Participant remains continuously employed with the Company or any of its Subsidiaries through such date. In addition, to the extent not previously forfeited, the Units shall also continue to vest upon (i) the Participant's death or termination of employment due to Disability, or (ii) Retirement with the consent of the Company, or (iii) termination of the Participant's employment by the Company without Cause or the Participant's resignation of employment for Good Reason, in either case following the occurrence of a Change in Control.
By his or her signature, and the Company's signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement.

AVANGRID, INC.	PARTICIPANT

By: ______________________________________	By: ______________________________________
Print Name:	Print Name:
Title:	Title:

EXHIBIT A

TO PHANTOM SHARE UNIT GRANT NOTICE
PHANTOM SHARE UNIT AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of Units set forth in the Grant Notice.
ARTICLE I. GENERAL
1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.2Incorporation of Terms of Plan. The Units to be issued to Participant hereunder are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II
AWARD OF PHANTOM SHARE UNITS; RESTRICTIVE COVENANTS
2.1Award of Units. In consideration of Participant's past and/or continued employment with or service to the Company or any Subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the "Grant Date"), the Company has granted to Participant the number of Units set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Section 8 of the Plan. Each vested Unit will be settled in cash pursuant to the terms of Section 2.3, at the times and subject to the conditions set forth herein, subject to the provisions of Section 2.3(a). However, unless and until the Units have vested, Participant will have no right to the payment subject thereto. Prior to the actual delivery of any cash payment, the Units will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.2 Vesting of Units.
(a)Subject to Participant's continued employment with or service to the Company or a Subsidiary on each applicable vesting date and subject to the terms of this Agreement, the Units shall vest in such amounts and at such times as are set forth in the Grant Notice.
(b)In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all Units granted under this Agreement which have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant's rights in any such Units which are not so vested shall lapse and expire.
2.3Distribution or Payment.
(a)Participant's vested Units shall be settled in cash and paid in four equal cash payments calculated pursuant to Section 2.3(b), as soon as administratively practicable following the vesting of the applicable Units pursuant to Section 2.2, and, in any event, within sixty (60) days following such vesting. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of Units if it reasonably determines that such payment or distribution will violate Federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A of the Code.

(b)The amount of cash payable with respect to each vested Unit shall be equal to the Fair Market Value of a Share on the vesting date set forth in the Grant Notice.
2.4Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)The Company and its Subsidiaries have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company and its Subsidiaries may withhold by the deduction of such amount from the cash payment payable to Participant as set forth in Section 2.3(a);
(b)Participant is ultimately liable and responsible for all taxes owed in connection with the Units, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Units. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Units. The Company and the Subsidiaries do not commit and are under no obligation to structure the Units to reduce or eliminate Participant's tax liability.
2.5Rights as Shareholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a Shareholder of the Company in respect of any Shares deliverable hereunder.
2.6Fair Market Value. “Fair Market Value” for the purposes of this Agreement and the Grant Notice means, as of any date, the value of Common Stock on such date as determined by such reasonable methods or procedures as may be established from time to time by the Administrator in accordance with the requirements of the Code and all Applicable Laws. Unless otherwise determined by the Administrator, the Fair Market Value of Common Stock shall be determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
2.7Effect of a Change in Control.
(a)If a Change in Control occurs prior to a vesting date and the Participant’s employment status is terminated after the Change in Control Date but before the vesting date as a result of the Participant’s resignation for Good Reason or by the Corporation without Cause, then the Units granted hereunder will continue to vest.
(i)“Cause” means: (1) if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (2) if no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws. The Independent Compensation

Forum, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
(ii)“Good Reason” means (1) if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or (2) if no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than one hundred (100) miles.
ARTICLE III.
OTHER PROVISIONS
3.1Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken, and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
3.2Units Not Transferable. The Units may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. No Units or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
3.3Adjustments. The Administrator may accelerate the vesting of all or a portion of the Units in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Units are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 8 of the Plan.
3.4Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.5Governing Law, The laws of the State of New York shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.6Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Units are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

3.7Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Units in any material way without the prior written consent of Participant.
3.8Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.9Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Units (including Units which result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.10 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
3.11 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.12 Section 409A. This Award is not intended to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, "Section 409A"). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.13 Limitation on Participant's Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Units and Dividend Equivalents.
3.14 Severability. The invalidity or unenforceability of any provision of the Plan, Grant Notice, or this Agreement shall not affect the validity or enforceability of any other provision of the Plan, Grant Notice, or this Agreement, and each provision of the Plan, Grant Notice, and this Agreement shall be severable and enforceable to the extent permitted by law.

3.15 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.